KEN BEVERLY & ASSOCIATES, P.C.
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                          Certified Public Accountants
                      13231 Champion Forest Dr., Suite 102
                              Houston, Texas 77069
                       (281) 444-8297 - FAX (281) 444-1315








Board of Directors
Endovasc Ltd., Inc.
Montgomery, Texas


RE:      Exhibit for Amended Form 10-SB


There was no difference in opinion between Endovasc Ltd., Inc. and Ken Beverly & Associates, P.C. (Former accountant's) regarding accounting principles and the change in accountants made by Endovasc Ltd., Inc. was amicable.





                                             /s/ Ken Beverly & Associates, P.C.
                                             ----------------------------------
                                             Ken Beverly & Associates, P.C.
                                             CERTIFIED PUBLIC ACCOUNTANTS


February 4, 2000
Houston, Texas


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